UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 31, 2009

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

Reference is made to Outlook in Management’s Discussion and Analysis of Financial Condition and Results of Operations under Part II, Item 7, and to Note 2 – Rate and Regulatory Matters and Note 15 – Commitments and Contingencies to our financial statements under Part II, Item 8, each in the Form 10-K for the fiscal year ended December 31, 2008 (“Form 10-K”), and to Note 9 – Commitments and Contingencies to our financial statements under Part I, Item 1, and Outlook in Management’s Discussion and Analysis of Financial Condition and Results of Operations under Part I, Item 2, each in the Form 10-Q for the quarterly period ended June 30, 2009, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiary, Union Electric Company, doing business as AmerenUE (“UE”), for a discussion of the breach of the upper reservoir dam at UE’s Taum Sauk pumped-storage hydroelectric facility in December 2005 (“Taum Sauk Incident”) and the rebuilding of that facility.

On August 31, 2009, Ameren and certain of its property insurance carriers (the "Settling Insurance Companies") reached a settlement of any and all claims, liabilities and obligations arising out of, or relating to, coverage under its property insurance policy pertaining to the Taum Sauk Incident, including those related to the rebuilding of the facility and the reimbursement of replacement power costs. The Settling Insurance Companies were responsible for providing approximately two-thirds of the total estimated property insurance coverage for the Taum Sauk Incident. UE expects to receive a final payment from the Settling Insurance Companies no later than October 1, 2009.

Ameren is continuing to engage in discussions aimed at settling its remaining claims under its property insurance coverage with the three insurance carriers that did not agree to settle and filed a petition against Ameren in the Circuit Court of St. Louis County, Missouri, opposing reimbursement for the full cost of the rebuild design being used.  Ameren and UE are not able to predict when or whether these ongoing settlement discussions will be satisfactorily concluded.  Until Ameren’s claims against these three insurance carriers and the related litigation are resolved, among other things, we are unable to determine the total impact the Taum Sauk Incident may have on Ameren's and UE's results of operations, financial position, or liquidity beyond those amounts already recognized.

As a result of the settlement with the Settling Insurance Companies, Ameren and UE now expect to recover, through insurance, 80% to 90% of the total property insurance claim for the Taum Sauk Incident. Certain costs associated with the Taum Sauk facility may be recoverable from UE’s electric customers through rates established in rate cases filed subsequent to the expected spring 2010 in-service date of the rebuilt facility. The recovery of any costs from customers related to rebuilding the Taum Sauk facility would need to comply with the November 2007 State of Missouri settlement agreement. In that settlement, UE agreed that it would “not attempt to recover from ratepayers … costs incurred in the reconstruction …expressly excluding, however, … enhancements, costs incurred due to circumstances or conditions that [were not at that time] reasonably foreseeable and costs that would have been incurred absent the [Taum Sauk Incident].” Any amounts not recovered through insurance, or otherwise, could result in charges to earnings, which could be material.

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This combined Form 8-K is being filed separately by Ameren and UE.  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

    /s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Financial Officer

UNION ELECTRIC COMPANY
(Registrant)

    /s/ Martin J. Lyons
Martin J. Lyons
Senior Vice President and Chief Financial Officer

Date:  September 2, 2009